Exhibit 3.1

STATEMENT OF RIGHTS

OF

5.50% SERIES A MANDATORY CONVERTIBLE PREFERRED SHARES

OF

APTIV PLC

Pursuant to Article 54 of the Companies (Jersey) Law 1991

Aptiv PLC, a par value public limited company formed under the laws of Jersey (the “Company”), hereby certifies that (a) on June 4, 2020 the board of directors of the Company (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Memorandum and Articles of Association (as such may be amended, modified or restated from time to time, the “Articles”), delegated to a Pricing Committee (the “Pricing Committee”) the power to create, designate, authorize and provide for the issuance of shares of a new series of the Company’s undesignated preferred shares, to be designated the “5.50% Series A Mandatory Convertible Preferred Shares”, and to establish the number of shares to be included in such series, and to fix the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof; (b) on June 9, 2020, the Pricing Committee adopted the resolutions approving the final terms and conditions of an offering relating to ordinary and preferred shares; and (c) on June 9, 2020, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:

RESOLVED, that pursuant to the authority conferred upon the Pricing Committee of the Board of Directors by the resolutions of the Board of Directors dated as of June 4, 2020 and the Memorandum and Articles of Association of the Company, which authorizes the issuance of up to 50,000,000 preferred shares, par value $0.01 per share, a series of Preferred Shares be, and hereby is, created and designated as the 5.50% Series A Mandatory Convertible Preferred Shares, and that the designation and number of shares of such series, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, or restrictions thereof, are as set forth in the statement of rights, as it may be amended from time to time (the “Statement of Rights”), to be entered into in accordance with these resolutions;

The terms of the Statement of Rights are as follows:

Part 1. Designation and Number of Shares. Pursuant to the Articles, there is hereby created out of the authorized and unissued preferred shares of the Company, par value $0.01 per share (“Preferred Shares”), a series of Preferred Shares consisting of 11,500,000 Preferred Shares designated as the “5.50% Series A Mandatory Convertible Preferred Shares” (the “Mandatory Convertible Preferred Shares”). Such number of shares may be redesignated by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof and the requirements of applicable law; provided that no redesignation shall reduce the number of Mandatory Convertible Preferred Shares to a number less than the number of such shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Statement of Rights to the same extent as if such provisions had been set forth in full in the Statement of Rights.

IN WITNESS WHEREOF, the Company has caused this Statement of Rights to be signed by the undersigned, its authorized signatory, this 12th day of June, 2020.

APTIV PLC

By:	/s/ David Sherbin
Name: David Sherbin
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Statement of Rights of Mandatory Convertible Preferred Shares]

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters; Ranking. Each Mandatory Convertible Preferred Share shall be identical in all respects to every other Mandatory Convertible Preferred Share. The Mandatory Convertible Preferred Shares, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Company, shall rank (i) senior to each class or series of Junior Shares, (ii) on parity with each class or series of Parity Shares, (iii) junior to each class or series of Senior Shares and (iv) junior to the Company’s existing and future indebtedness.

Section 2. Standard Definitions. As used herein with respect to Mandatory Convertible Preferred Shares:

“Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, for Dividend Periods prior to the relevant Fundamental Change Effective Date, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 14.

“Agent Members” shall have the meaning set forth in Section 20(a).

“Applicable Market Value” means the Average VWAP per Ordinary Share over the Settlement Period.

“Articles” shall have the meaning set forth in the recitals.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Averaging Period” shall have the meaning set forth in Section 13(a)(v).

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Clause A Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 13(a)(iii).

“close of business” means 5:00 p.m., New York City time.

“Company” shall have the meaning set forth in the recitals.

“Conversion and Dividend Disbursing Agent” means Computershare Trust Company, N.A., the Company’s duly appointed conversion and dividend disbursing agent for Mandatory Convertible Preferred Shares, and any successor appointed under Section 15.

“Conversion Date” shall mean the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.

“Depositary” means DTC or its nominee or any successor appointed by the Company.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year to, and including, June 15, 2023, commencing on September 15, 2020.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the September 15, 2020 Dividend Payment Date.

“Dividend Rate” shall have the meaning set for in Section 3(a).

“Dollars” and “$” mean the lawful money of the United States of America.

“DTC” means The Depository Trust Company.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b)(i).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b)(ii).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b)(ii).

“Effective Date,” as used in Section 13(a)(i) and Section 13(a)(xii), shall mean the first date on which the Ordinary Shares trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 14.

“Expiration Date” shall have the meaning set forth in Section 13(a)(v).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e)(ii).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Shares, if any of the following occurs:

(i)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, any of its Wholly-Owned Subsidiaries or any of the Company’s or its Wholly-Owned Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Ordinary Shares, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(ii)

the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Company or binding share exchange pursuant to which the Ordinary Shares will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole, to any person other than one or more of its direct or indirect Wholly-Owned Subsidiaries; or

(iii)

the Ordinary Shares (or other common equity or depositary receipts in respect of common equity or similar certificates, in each case, underlying the Mandatory Convertible Preferred Shares) cease to be listed or quoted for trading on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Ordinary Shares, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common equity, depositary receipts representing common equity interests or similar certificates, in each case, that are listed or quoted on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a)(i).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of the Fundamental Change Notice for such Fundamental Change), but in no event later than June 15, 2023.

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate per Mandatory Convertible Preferred Share set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Share Price applicable to such Fundamental Change:

	Fundamental Change Share Price
Fundamental Change Effective Date	$50.00	$60.00	$70.00	$75.91	$85.00	$92.99	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00
June 12, 2020	1.1977	1.1713	1.1492	1.1381	1.1237	1.1132	1.1054	1.0963	1.0891	1.0834	1.0789	1.0752
June 15, 2021	1.2289	1.1983	1.1710	1.1570	1.1383	1.1248	1.1149	1.1035	1.0946	1.0878	1.0826	1.0786
June 15, 2022	1.2726	1.2392	1.2033	1.1832	1.1558	1.1359	1.1216	1.1059	1.0947	1.0868	1.0814	1.0777
June 15, 2023	1.3173	1.3173	1.3173	1.3173	1.1765	1.0754	1.0754	1.0754	1.0754	1.0754	1.0754	1.0754

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

(i)

if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table above or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table above, the Fundamental Change Conversion Rate shall be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;

(ii)

if the Fundamental Change Share Price is in excess of $150.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and

(iii)

if the Fundamental Change Share Price is less than $50.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Share Prices in the column headings in the table above are each subject to adjustment as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Fundamental Change Share Prices shall equal (x) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (y) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Conversion Right” shall have the meaning set forth in Section 9(a).

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a)(ii).

“Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change.

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Fundamental Change Share Price” means, for any Fundamental Change, (i) if all holders of Ordinary Shares receive only cash in exchange for their Ordinary Shares in such Fundamental Change, the amount of cash paid per Ordinary Share in such Fundamental Change, and (ii) in all other cases, the Average VWAP per Ordinary Share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.

“funds available to pay dividends” shall have the meaning set forth in Section 3(a).

“Global Preferred Share” shall have the meaning set forth in Section 20(a).

“Holder” means each Person in whose name Mandatory Convertible Preferred Shares are registered, who shall be treated by the Company and the Registrar as the absolute owner of those Mandatory Convertible Preferred Shares for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” means June 12, 2020, the first original issue date of Mandatory Convertible Preferred Shares.

“Initial Price” means $100.00, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $75.91.

“Junior Shares” means (i) the Ordinary Shares and (ii) each other class or series of share capital of the Company established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Shares as to dividend rights or distribution rights upon the Company’s liquidation, winding-up or dissolution or (y) on parity with Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to Mandatory Convertible Preferred Shares, $100.00 per Mandatory Convertible Preferred Share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c)(i).

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Shares” shall have the meaning set forth in Part 1 of this Statement of Rights.

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Ordinary Shares.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“NYSE” means The New York Stock Exchange.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“open of business” means 9:00 a.m., New York City time.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company, subject to Section 14.

“Parity Shares” means any class or series of share capital of the Company established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon the Company’s liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Share Directors” shall have the meaning set forth in Section 6(b)(i).

“Preferred Shares” shall have the meaning set forth in Part 1 of this Statement of Rights.

“Pricing Committee” shall have the meaning set forth in the recitals.

“Prospectus” means the prospectus dated October 26, 2018, included in the Company’s registration statement (file number 333-228021), relating to securities to be issued from time to time by the Company.

“Prospectus Supplement” means the preliminary prospectus supplement dated June 8, 2020 relating to the offering and sale of the Mandatory Convertible Preferred Shares, as supplemented by the related pricing term sheet.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of Mandatory Convertible Preferred Shares as such Holder appears on the share register of the Company at the close of business on the related Regular Record Date.

“Registrar” initially means Computershare Trust Company, N.A., the Company’s duly appointed registrar for Mandatory Convertible Preferred Shares and any successor appointed under Section 15.

“Regular Record Date” means, with respect to any Dividend Payment Date, the March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“Relevant Stock Exchange” means NYSE or, if the Ordinary Shares are not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading.

“Reorganization Event” shall have the meaning set forth in Section 14.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Shares” means each class or series of share capital of the Company established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon the Company’s liquidation, winding-up or dissolution.

“Settlement Period” means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 15, 2023.

“Share Dilution Amount” means the increase in the number of diluted Ordinary Shares outstanding (determined in accordance with U.S. generally accepted accounting principles, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Ordinary Shares issued as payment of a dividend on the Mandatory Convertible Preferred Shares, including dividends paid in connection with a conversion.

“Spin-Off” means a payment of a dividend or other distribution on the Ordinary Shares of share capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Statement of Rights” shall have the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $100.00, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $92.99.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Ordinary Shares generally occurs on the Relevant Stock Exchange; provided that if the Ordinary Shares are not listed or admitted for trading on a Relevant Stock Exchange, “Trading Day” means a “Business Day.”

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Company’s duly appointed transfer agent for Mandatory Convertible Preferred Shares and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 14.

“Valuation Period” shall have the meaning set forth in Section 13(a)(iii).

“Voting Preferred Shares” means any other class or series of Parity Shares upon which like voting rights for the election of directors as set forth in Section 6 have been conferred and are exercisable.

“VWAP” per Ordinary Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “APTV<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per Ordinary Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”.

Section 3. Dividends.

(a) Rate. Subject to the rights of holders of any class or series of the Company’s share capital ranking senior to the Mandatory Convertible Preferred Shares as to dividend rights, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds legally available therefor under the Companies (Jersey) Law 1991, as amended (collectively, the “funds available to pay dividends”), in the case of dividends paid in cash, and Ordinary Shares legally permitted to be issued, in the case of dividends paid in Ordinary Shares, cumulative dividends at the rate per annum of 5.50% of the Liquidation Preference (the “Dividend Rate”) (equivalent to $5.50 per annum per Mandatory Convertible Preferred Share), payable in cash, by delivery of Ordinary Shares or through any combination of cash and Ordinary Shares pursuant to Section 3(c), as determined by the Company in its sole discretion (subject to the limitations set forth in Section 3(e)).

If declared, dividends on Mandatory Convertible Preferred Shares shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds available to pay dividends.

If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, whether or not such Record Holders early convert their Mandatory Convertible Preferred Shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each Mandatory Convertible Preferred Share for each full Dividend Period (subsequent to the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on Mandatory Convertible Preferred Shares for the initial Dividend Period and any other partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends on Mandatory Convertible Preferred Shares shall not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be paid unless and until the Board of Directors, or an authorized committee of the Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Shares. No dividend shall be declared or paid upon, or any sum of cash or number of Ordinary Shares set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preferred Shares with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of Ordinary Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares.

Holders shall not be entitled to any dividends on Mandatory Convertible Preferred Shares, whether payable in cash, property or Ordinary Shares, in excess of full cumulative dividends.

(b) Priority of Dividends. So long as any Mandatory Convertible Preferred Share remains outstanding, no dividend or distribution shall be declared or paid on Ordinary Shares or any other class or series of Junior Shares, and no Ordinary Shares or any other class or series of Junior Shares or Parity Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid in full in cash, Ordinary Shares or a combination thereof upon, or a sufficient sum of cash or number of Ordinary Shares has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares. The foregoing limitation shall not apply to:

(i) any dividend or distribution payable in Ordinary Shares or other Junior Shares, and, in each case, the payment of cash solely in lieu of fractional shares;

(ii) purchases, redemptions or other acquisitions of Ordinary Shares, other Junior Shares or Parity Shares in connection with the administration of any benefit or other incentive plan (including any employment contract, employee benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors), in the ordinary course of business;

(iii) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of Ordinary Shares surrendered, deemed surrendered or withheld in connection with the exercise of share options or the vesting of restricted stock, restricted stock units, restricted stock equivalents or similar instruments (provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount);

(iv) purchases of Ordinary Shares or other Junior Shares pursuant to a contractually binding requirement to buy Ordinary Shares or other Junior Shares existing prior to the immediately preceding Dividend Period, including under a contractually binding stock repurchase plan;

(v) any dividends or distributions of rights or Junior Shares in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

(vi) the acquisition by the Company or any of its Subsidiaries of record ownership in Ordinary Shares or other Junior Shares or Parity Shares for the beneficial ownership of any other Persons (other than the Company or any of its Subsidiaries), including as trustees or custodians;

(vii) the exchange or conversion of Junior Shares for or into other Junior Shares or of Parity Shares for or into other Parity Shares (with the same or lesser aggregate liquidation preference) or Junior Shares and, in each case, the payment of cash solely in lieu of fractional shares; and

(viii) the deemed purchase or acquisition of fractional interests in Ordinary Shares, other Junior Shares or Parity Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

When dividends on the Mandatory Convertible Preferred Shares (i) have not been paid in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of Ordinary Shares sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any Parity Shares unless dividends are declared on the Mandatory Convertible Preferred Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Shares and such Parity Shares shall be allocated pro rata among the Holders of the Mandatory Convertible Preferred Shares and the holders of any Parity Shares then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the Mandatory Convertible Preferred Shares and such Parity Shares bear to each other (subject to their having been declared by the Board of Directors, or an authorized committee thereof, out of funds available to pay dividends); provided that any unpaid dividends on the Mandatory Convertible Preferred Shares will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Shares, the Company shall use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Shares.

Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid (payable in cash or other property or securities) on any securities, including Ordinary Shares and other Junior Shares, from time to time out of funds available to pay dividends, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations set forth in Section 3(e), the Company may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Shares, whether or not for a current Dividend Period or any prior Dividend Period, as determined in the Company’s sole discretion:

(A)	in cash;

(B)	by delivery of Ordinary Shares; or

(C)	through any combination of cash and Ordinary Shares.

(ii) The Company shall make each payment of a declared dividend on the Mandatory Convertible Preferred Shares in cash, except to the extent the Company elects to make all or any portion of such payment in Ordinary Shares. The Company shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion that will be made in Ordinary Shares, no later than ten Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Company does not provide timely notice of this election, the Company shall be deemed to have elected to pay the relevant dividend in cash.

(iii) All cash payments to which a Holder is entitled in connection with a declared dividend on the Mandatory Convertible Preferred Shares will be computed to the nearest cent. If the Company elects to make any such payment of a declared dividend, or any portion thereof, in Ordinary Shares, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at a price equal to (x) the Average VWAP per Ordinary Share over the five consecutive Trading Day period ending on, and including, the Trading Day prior to the applicable Dividend Payment Date (the “Average Price”) multiplied by (y) 97%.

(d) No fractional Ordinary Shares shall be delivered to the Holders in payment or partial payment of dividends. A cash adjustment (computed to the nearest cent) shall instead be paid by the Company to each Holder that would otherwise be entitled to receive a fraction of an Ordinary Share based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of Ordinary Shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

(i) the declared dividend divided by

(ii) $26.57, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as provided in Section 13 (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of Ordinary Shares delivered in connection with such declared dividend, as limited by the restriction described in this Section 3(e), and (y) 97% of the Average Price, the Company shall, if it is able to do so under applicable Jersey law, notwithstanding any notice by the Company to the contrary, pay such excess amount in cash (computed to the nearest cent). To the extent that the Company is not able to pay such excess amount in cash under applicable Jersey law, the Company shall not have any obligation to pay such amount in cash or deliver additional Ordinary Shares in respect of such amount, and, for the avoidance of doubt, such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the Mandatory Convertible Preferred Shares.

(f) To the extent that a Shelf Registration Statement is required in the Company’s reasonable judgment in connection with the issuance of, or for resales of, Ordinary Shares issued as payment of a dividend on the Mandatory Convertible Preferred Shares, including dividends paid in connection with a conversion, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Ordinary Shares have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of the Company for purposes of the Securities Act. To the extent applicable, the Company shall also use its commercially reasonable efforts to have such Ordinary Shares approved for listing on NYSE (or if the Ordinary Shares are not listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed), and qualified or registered under applicable state securities laws, if required; provided that the Company will not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation and such qualification or action would subject it to such taxation.

Section 4. Liquidation Preference; Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, each Holder shall be entitled to receive, per Mandatory Convertible Preferred Share, the Liquidation Preference of $100.00 per Mandatory Convertible Preferred Share, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company legally available for distribution to its shareholders, after satisfaction of liabilities owed to the Company’s creditors and holders of shares of any class or series of the Company’s share capital ranking senior to the Mandatory Convertible Preferred Shares as to distribution rights upon the Company’s liquidation, winding-up or dissolution and before any payment or distribution is made to holders of shares of any class or series of the Company’s share capital ranking junior to the Mandatory Convertible Preferred Shares as to distribution rights upon liquidation, winding-up or dissolution, including, without limitation, Ordinary Shares.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Shares and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on all Parity Shares, if applicable, are not paid in full, the Holders and all holders of any such Parity Shares shall share equally and ratably in any distribution of the Company’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends (if any) to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s Mandatory Convertible Preferred Shares, such Holder as such shall have no right or claim to any of the remaining assets of the Company.

(d) Neither the sale of all or substantially all of the Company’s assets or business (other than in connection with the liquidation, winding-up or dissolution of the Company), nor the Company’s merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Company.

Section 5. No Sinking Fund.

Other than pursuant to the provisions set forth in this Section 5, the Mandatory Convertible Preferred Shares shall not be subject to any redemption, sinking fund or other similar provisions. However, at the Company’s option, it may purchase or otherwise acquire (including in an exchange transaction) (by way of converting the relevant Mandatory Convertible Preferred Shares into redeemable shares and redeeming such shares) the Mandatory Convertible Preferred Shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, Holders.

Section 6. Voting Rights.

(a) General. Holders shall not have any voting rights other than those set forth in this Section 6, except as specifically required by Jersey law or by the Articles from time to time.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any Mandatory Convertible Preferred Shares have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, September 15, 2020), whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors on the Board of Directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Shares then outstanding, shall be entitled, at the Company’s next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Share Directors”); provided that the election of any such Preferred Share Directors will not cause the Company to violate the Articles or the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted); provided further that the Board of Directors shall, at no time, include more than two Preferred Share Directors.

(ii) In the event of a Nonpayment, the Holders of at least 25% of the Mandatory Convertible Preferred Shares and holders of any other series of Voting Preferred Shares may request that a special meeting of shareholders be called to elect such Preferred Share Directors (provided, however, to the extent permitted by the Articles, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders). The Preferred Share Directors shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Share Directors, the holders of a majority of the then outstanding Mandatory Convertible Preferred Shares and all other series of Voting Preferred Shares, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority of such Mandatory Convertible Preferred Shares and other Voting Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Directors. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Shares and any other Voting Preferred Shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Shares and such other Voting Preferred Shares voted.

(iii) If and when all accumulated and unpaid dividends on Mandatory Convertible Preferred Shares have been paid in full (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Company, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Shares shall have terminated, the term of office of each Preferred Share Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Share Director may be removed at any time, with or without cause, by the Holders of a majority in voting power of the outstanding Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b). In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of Preferred Share Directors after a Nonpayment) may be filled by the written consent of the Preferred Share Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Share Director being removed or if no Preferred Share Director remains in office, such vacancy may be filled by a vote of the Holders of a majority in voting power of the outstanding Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such Preferred Share Directors will not cause the Company to violate the Articles or the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted). The Preferred Share Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

(c) Other Voting Rights. So long as any Mandatory Convertible Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the Company shall not, without the affirmative vote or consent of the Holders of at least two-thirds in voting power of the outstanding Mandatory Convertible Preferred Shares, voting as a separate class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such shareholders:

(i) amend or alter the provisions of the Articles so as to authorize or create, or increase the authorized amount of, any Senior Shares;

(ii) amend, alter or repeal the provisions of the Articles or this Statement of Rights so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares; or

(iii) consummate a binding share exchange or reclassification involving the Mandatory Convertible Preferred Shares or a merger or consolidation of the Company with another entity, unless in each case: (i) the Mandatory Convertible Preferred Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preferred Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Shares immediately prior to such consummation;

provided, however, that in the event a transaction would trigger voting rights under clauses (ii) and (iii) above, clause (iii) shall govern; provided, further, however, that for all purposes of this Section 6(c) each of:

(1)	any increase in the amount of the Company’s authorized but unissued Preferred Shares,

(2)	any increase in the amount of the Company’s authorized or issued Mandatory Convertible Preferred Shares, and

(3)	the creation or issuance, or an increase in the authorized or issued amount, of any other series of Parity Shares or any class or series of Junior Shares,

shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and shall not require the affirmative vote or consent of Holders.

(d) Without the consent of the Holders, so long as such action does not materially adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and limitations and restrictions thereof, the Company may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Shares to:

(i)

cure any ambiguity or mistake, or to correct or supplement any provision contained in this Statement of Rights that may be defective or inconsistent with any other provision contained in this Statement of Rights;

(ii)

make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Shares that is not inconsistent with the provisions of the Articles or this Statement of Rights; or

(iii)	waive any of the Company’s rights with respect to the Mandatory Convertible Preferred Shares.

(e) Without the consent of the Holders, the Company may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Shares to:

(i)

conform the terms of the Mandatory Convertible Preferred Shares to the description thereof in the Prospectus as supplemented and/or amended by the “Description of Mandatory Convertible Preferred Shares” section of the Prospectus Supplement;

(ii)	file a certificate of correction with respect to this Statement of Rights to the extent permitted by The Companies (Jersey) Law 1991, as amended; or

(iii)	amend this Statement of Rights in connection with a Reorganization Event pursuant to Section 14.

(f) Prior to the close of business on the applicable Conversion Date, the Ordinary Shares issuable upon conversion of the Mandatory Convertible Preferred Shares shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such Ordinary Shares by virtue of holding the Mandatory Convertible Preferred Shares, including the right to vote on any amendment to the Articles or this Statement of Rights that would adversely affect the rights of holders of the Ordinary Shares.

(g) The number of votes that each Mandatory Convertible Preferred Share and any Voting Preferred Shares participating in any vote set forth in this Section 6 shall have shall be in proportion to the liquidation preference of such share.

(h) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Shares are listed or traded at the time.

Section 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding Mandatory Convertible Preferred Share shall automatically convert (unless previously converted in accordance with Section 8 or Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of Ordinary Shares equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 1.0754 Ordinary Shares per Mandatory Convertible Preferred Share (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per Mandatory Convertible Preferred Share shall be equal to $100.00 divided by the Applicable Market Value, rounded to the nearest ten-thousandth of an Ordinary Share; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 1.3173 Ordinary Shares per Mandatory Convertible Preferred Share (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates are each subject to adjustment in accordance with the provisions of Section 13.

(c) If the Company declares a dividend for the Dividend Period ending on, but excluding, June 15, 2023, the Company shall pay such dividend to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section 3. If on or prior to June 15, 2023, the Company has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares through June 15, 2023, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of Ordinary Shares equal to:

(i) the amount of such accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by

(ii) the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using June 15, 2023 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Company shall, if it is able to do so under applicable Jersey law, pay such excess amount in cash (computed to the nearest cent) pro rata to the Holders. To the extent that the Company is not able to pay such excess amount in cash under applicable Jersey law, the Company shall not have any obligation to pay such amount in cash or deliver additional Ordinary Shares in respect of such amount.

Section 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, subject to satisfaction of the conversion procedures set forth in Section 10, the Holders shall have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at any time prior to June 15, 2023 (“Early Conversion”), into Ordinary Shares at the Minimum Conversion Rate.

(b) If, as of any Early Conversion Date, the Company has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Shares at such time receive an additional number of Ordinary Shares equal to:

(i) such amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by

(ii) the greater of (x) the Floor Price and (y) the Average VWAP per Ordinary Share over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional Ordinary Shares and the Early Conversion Average Price, the Company shall not have any obligation to pay the shortfall in cash or deliver Ordinary Shares in respect of such shortfall.

Except as set forth in the first sentence of this Section 8(b), upon any Early Conversion of any Mandatory Convertible Preferred Shares, the Company shall make no payment or allowance for unpaid dividends on such Mandatory Convertible Preferred Shares, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Company shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted Mandatory Convertible Preferred Shares as of such Regular Record Date, in accordance with Section 3.

Section 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to June 15, 2023, the Holders shall have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period to:

(i) convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) into a number of Ordinary Shares equal to the Fundamental Change Conversion Rate per Mandatory Convertible Preferred Share;

(ii) with respect to such converted Mandatory Convertible Preferred Shares, receive an amount equal to the present value, calculated using a discount rate of 5.50% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for (a) the partial Dividend Period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (b) all the remaining full Dividend Periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, June 15, 2023 (the “Fundamental Change Dividend Make-whole Amount”), payable in cash to the extent the Company is legally permitted to do so; and

(iii) with respect to such converted Mandatory Convertible Preferred Shares, receive the Accumulated Dividend Amount payable in cash or Ordinary Shares,

subject in the case of clauses (ii) and (iii) to the Company’s right to deliver Ordinary Shares in lieu of all or part of such amounts as set forth in Section 9(d); provided that, if the Fundamental Change Effective Date or the Fundamental Change Conversion Date falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, the Company shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.

(b) To exercise the Fundamental Change Conversion Right, Holders must submit their Mandatory Convertible Preferred Shares for conversion at any time during the Fundamental Change Conversion Period. Holders that submit their Mandatory Convertible Preferred Shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Shares at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

The Company shall provide written notice (the “Fundamental Change Notice”) to Holders of the anticipated Fundamental Change Effective Date no later than the second Business Day immediately following the actual Fundamental Change Effective Date. The Fundamental Change Notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(c) No later than the second Business Day following the Fundamental Change Effective Date, the Company shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Company will pay such amount in cash, Ordinary Shares or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Company will pay such amount in cash, Ordinary Shares or a combination thereof, specifying the combination, if applicable.

(d) (i) For any Mandatory Convertible Preferred Shares that are converted during the Fundamental Change Conversion Period, in addition to the Ordinary Shares issued upon conversion at the Fundamental Change Conversion Rate, the Company shall at its option (subject to satisfaction of the requirements of this Section):

(A) pay the Fundamental Change Dividend Make-whole Amount in cash (computed to the nearest cent), to the extent the Company is legally permitted to do so;

(B) increase the number of Ordinary Shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and Ordinary Shares in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Company shall, at its option, pay the Accumulated Dividend Amount (subject to satisfaction of the requirements of this Section):

(A) in cash (computed to the nearest cent), to the extent the Company is legally permitted to do so;

(B) in an additional number of Ordinary Shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(C) through any combination of cash and Ordinary Shares in accordance with the provisions of clauses (A) and (B) above.

(iii) The Company shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Company elects on or prior to the second Business Day following the relevant Fundamental Change Effective Date to make all or any portion of such payments in Ordinary Shares. If the Company elects to deliver Ordinary Shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (or, if applicable, the dollar amount of any portion thereof paid in Ordinary Shares) exceeds the product of the number of additional shares the Company delivers in respect thereof and 97% of the Fundamental Change Share Price, the Company shall, if it is able to do so under applicable Jersey law, pay such excess amount in cash (computed to the nearest cent). To the extent that the Company is not able to pay such excess amount in cash under applicable Jersey law, the Company shall not have any obligation to pay such amount in cash or deliver additional Ordinary Shares in respect of such amount.

(iv) No fractional Ordinary Shares shall be delivered by the Company to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. The Company shall instead pay a cash adjustment (computed to the nearest cent) to each converting Holder that would otherwise be entitled to receive a fraction of an Ordinary Share based on the Average VWAP per Ordinary Share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Conversion Date.

(v) If the Company is prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in Ordinary Shares), in whole or in part, due to limitations of applicable Jersey law, the Fundamental Change Conversion Rate will instead be increased by a number of Ordinary Shares equal to:

(A) the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by

(B) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price.

To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, the Company shall not have any obligation to pay the shortfall in cash or deliver additional Ordinary Shares in respect of such amount.

Section 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding Mandatory Convertible Preferred Shares shall automatically convert into Ordinary Shares.

If more than one Mandatory Convertible Preferred Share held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Preferred Shares so converted. A Holder of the Mandatory Convertible Preferred Shares that are mandatorily converted shall not be required to pay any transfer taxes or duties relating to the issuance or delivery of the Ordinary Shares, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Ordinary Shares in a name other than the name of such Holder.

A certificate representing the Ordinary Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Shares being converted are in global form, the Ordinary Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the Ordinary Shares issuable upon Mandatory Conversion shall be treated as the record holder(s) of such Ordinary Shares as of the close of business on the Mandatory Conversion Date. Except as provided under Section 13, prior to the close of business on the Mandatory Conversion Date, the Ordinary Shares issuable upon conversion of Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Ordinary Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Ordinary Shares, by virtue of holding the Mandatory Convertible Preferred Shares.

(b) To effect an Early Conversion pursuant to Section 8, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Share certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated Mandatory Convertible Preferred Shares to be converted to the Conversion and Dividend Disbursing Agent; and

(iii) if required, furnish appropriate endorsements and transfer documents.

Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of Mandatory Convertible Preferred Shares represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the Mandatory Convertible Preferred Shares represented by Global Preferred Shares appointed by the Company).

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”).

If more than one Mandatory Convertible Preferred Share is surrendered for conversion at one time by or for the same Holder, the number of Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Mandatory Convertible Preferred Shares so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Ordinary Shares upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Ordinary Shares in a name other than the name of such Holder.

A certificate representing the Ordinary Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Shares being converted are in global form, the Ordinary Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the second Business Day immediately succeeding the Early Conversion Date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the Ordinary Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 13, prior to the close of business on such applicable Early Conversion Date, the Ordinary Shares issuable upon conversion of any Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such Ordinary Shares, including voting rights, rights to respond to tender offers for the Ordinary Shares and rights to receive any dividends or other distributions on the Ordinary Shares, by virtue of holding the Mandatory Convertible Preferred Shares.

In the event that an Early Conversion is effected with respect to Mandatory Convertible Preferred Shares representing less than all the Mandatory Convertible Preferred Shares held by a Holder, upon such Early Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Mandatory Convertible Preferred Shares as to which Early Conversion was not effected, or, if Mandatory Convertible Preferred Shares is held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preferred Shares represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Share certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated Mandatory Convertible Preferred Shares to be converted to the Conversion and Dividend Disbursing Agent; and

(iii) if required, furnish appropriate endorsements and transfer documents.

Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of Mandatory Convertible Preferred Shares represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the Mandatory Convertible Preferred Shares represented by Global Preferred Shares appointed by the Company).

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).

If more than one Mandatory Convertible Preferred Share is surrendered for conversion at one time by or for the same Holder, the number of Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Mandatory Convertible Preferred Shares so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Ordinary Shares upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Ordinary Shares in a name other than the name of such Holder.

A certificate representing the Ordinary Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Shares being converted are in global form, the Ordinary Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the second Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the Ordinary Shares issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13, prior to the close of business on such applicable Fundamental Change Conversion Date, the Ordinary Shares issuable upon conversion of any Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Ordinary Shares, including voting rights, rights to respond to tender offers for the Ordinary Shares and rights to receive any dividends or other distributions on the Ordinary Shares, by virtue of holding the Mandatory Convertible Preferred Shares.

In the event that a Fundamental Change Conversion is effected with respect to Mandatory Convertible Preferred Shares representing less than all the Mandatory Convertible Preferred Shares held by a Holder, upon such Fundamental Change Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Mandatory Convertible Preferred Shares as to which Fundamental Change Conversion was not effected, or, if Mandatory Convertible Preferred Shares is held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preferred Shares represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which Ordinary Shares to be issued upon conversion of such Mandatory Convertible Preferred Shares should be registered or, if applicable, the address to which the certificate or certificates representing such Ordinary Shares should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Company and, if applicable, to send the certificate or certificates representing such Ordinary Shares to the address of such Holder shown on the records of the Company.

(e) Any and all rights attaching to the relevant Mandatory Convertible Preferred Shares shall cease on the applicable Conversion Date, subject to the right of Holders of such shares to receive Ordinary Shares issuable upon conversion of such Mandatory Convertible Preferred Shares and other amounts and Ordinary Shares, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Regular Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such Mandatory Convertible Preferred Shares on such Regular Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3. On any such Conversion Date, the relevant Mandatory Convertible Preferred Shares shall automatically be converted into redeemable shares and shall be deemed for all purposes to cease to be outstanding and, subject to having complied with the relevant provisions of the Companies (Jersey) Law 1991, such shares shall automatically be redeemed and cancelled by the Company as of such date for no consideration. If the Company has not complied with the relevant provisions of the Companies (Jersey) Law 1991 at any relevant time then such shares shall automatically be redeemed and cancelled for no consideration on such date when the Company has complied with such provisions.

Section 11. Reservation of Ordinary Shares. (a) The Company shall at all times reserve and keep available out of its authorized and unissued Ordinary Shares, solely for issuance upon the conversion of Mandatory Convertible Preferred Shares as herein provided, free from any preemptive or other similar rights, a number of Ordinary Shares equal to the maximum number of Ordinary Shares deliverable upon conversion of all Mandatory

Convertible Preferred Shares (which shall initially equal a number of Ordinary Shares equal to the sum of (x) the product of (i) 11,500,000 Mandatory Convertible Preferred Shares, and (ii) the initial Maximum Conversion Rate and (y) the product of (i) 11,500,000 Mandatory Convertible Preferred Shares, and (ii) the maximum number of Ordinary Shares that would be added to the Mandatory Conversion Rate assuming (A) the Company paid no dividends on the Mandatory Convertible Preferred Shares prior to the Mandatory Conversion Date and (B) the Floor Price is greater than 97% of the relevant Average Price). For purposes of this Section 11(a), the number of Ordinary Shares that shall be deliverable upon the conversion of all outstanding Mandatory Convertible Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Mandatory Convertible Preferred Shares or as payment of any dividend on such Mandatory Convertible Preferred Shares, as herein provided, Ordinary Shares reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued Ordinary Shares), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All Ordinary Shares delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of Mandatory Convertible Preferred Shares, the Company shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Ordinary Shares shall be listed on NYSE or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, all Ordinary Shares issuable upon conversion (including, without limitation, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount and the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Shares; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Ordinary Shares until the earlier of (x) the first conversion of Mandatory Convertible Preferred Shares into Ordinary Shares in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Shares, the Company covenants to list such Ordinary Shares issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Shares and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Shares in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12. Fractional Shares. (a) No fractional Ordinary Shares shall be issued to Holders as a result of any conversion of Mandatory Convertible Preferred Shares.

(b) In lieu of any fractional Ordinary Shares otherwise issuable in respect of the aggregate number of Mandatory Convertible Preferred Shares of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Ordinary Shares over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.

Section 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 13, except that the Company shall not make any adjustments to the Fixed Conversion Rates if Holders participate (other than in the case of a share split or share combination or a tender or exchange offer described in Section 13(a)(v)), at the same time and upon the same terms as holders of Ordinary Shares and solely as a result of holding the Mandatory Convertible Preferred Shares, in any of the transactions set forth in Sections 13(a)(i)-(v) without having to convert their Mandatory Convertible Preferred Shares as if they held a number of Ordinary Shares equal to (i) the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by (ii) the number of Mandatory Convertible Preferred Shares held by such Holder.

(i) If the Company exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1

OS0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 13(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 13(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Ordinary Shares outstanding immediately prior to the close of business on the relevant Record Date or immediately prior to the open of business on the relevant Effective Date, as the case may be, and the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Company holds in treasury.

(ii) If the Company issues to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than pursuant to a shareholders’ rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the Average VWAP per Ordinary Share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X

OS0 + Y

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X =	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y =	the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per Ordinary Share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered, if any. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividends or distribution or upon such expiration, as the case may be, to such Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For the purpose of this Section 13(a)(ii), in determining whether any rights, options or warrants entitle the holders of Ordinary Shares to subscribe for or purchase Ordinary Shares at less than such Average VWAP per share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith (which determination shall be final).

(iii) If the Company distributes shares of its share capital, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire its share capital or other securities, to all or substantially all holders of Ordinary Shares, excluding:

(A) dividends, distributions or issuances as to which the provisions set forth in Section 13(a)(i) or Section 13(a)(ii) shall apply;

(B) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13(a)(iv) shall apply;

(C) any dividends and distributions upon conversion of, or in exchange for, Ordinary Shares in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon conversion as set forth under Section 14;

(D) except as otherwise set forth in Section 13(a)(vii), rights issued pursuant to a shareholder rights plan adopted by the Company; and

(E) Spin-Offs as to which the provisions set forth below in this Section 13(a)(iii) shall apply;

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 =	the Average VWAP per Ordinary Share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =	the fair market value (as determined by the Company in good faith) of the shares of share capital, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per Ordinary Share on the Ex-Date for such distribution.

Any increase made under the portion of this Section 13(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each Mandatory Convertible Preferred Share, at the same time and upon the same terms as holders of Ordinary Shares, the amount and kind of the Company’s share capital, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire its share capital or other securities that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Maximum Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 13(a)(iii) where there has been a Spin-Off, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

CR1 =	such Fixed Conversion Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

FMV0 =	the Average VWAP per share of the share capital or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the ten consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and

MP0 =	the Average VWAP per Ordinary Share over the Valuation Period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the Valuation Period but will be given retroactive effect as of immediately after the open of business on the Ex-Date of the Spin-Off. Because the Company shall make the adjustment to each Fixed Conversion Rate with retroactive effect, the Company shall delay the settlement of any conversion of the Mandatory Convertible Preferred Shares where any date for determining the number of Ordinary Shares issuable to a Holder occurs during the Valuation Period until the second Business Day after the last Trading Day of such Valuation Period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 13(a)(iii) (and subject in all respects to Section 13(a)(i) and Section 13(a)(ii)):

(A) rights, options or warrants distributed by the Company to all or substantially all holders of the Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s share capital, including Ordinary Shares (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)	are deemed to be transferred with such Ordinary Shares;

(2)	are not exercisable; and

(3)	are also issued in respect of future issuances of the Ordinary Shares,

shall be deemed not to have been distributed for purposes of this Section 13(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 13(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 13(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 13(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued;

provided that, in each case, such rights, options or warrants are deemed to be transferred with such Ordinary Shares and are also issued in respect of future issuances of the Ordinary Shares.

For purposes of Section 13(a)(i), Section 13(a)(ii) and this Section 13(a)(iii), if any dividend or distribution to which this Section 13(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 13(a)(i) is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section 13(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 13(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 13(a)(i) and Section 13(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 13(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 13(a)(ii).

(iv) If any cash dividend or distribution is made to all or substantially all holders of Ordinary Shares, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 =	the Average VWAP per Ordinary Share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of Ordinary Shares.

Any increase made under this Section 13(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above) in lieu of the foregoing increase, each Holder shall receive, in respect of each Mandatory Convertible Preferred Share, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Maximum Conversion Rate on the Record Date for such cash dividend or distribution.

(v) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the Average VWAP per Ordinary Share over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of Ordinary Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of Ordinary Shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the Averaging Period but will be given retroactive effect as of immediately after the close of business on the Expiration Date. Because the Company will make the adjustment to each Fixed Conversion Rate with retroactive effect, the Company shall delay the settlement of any conversion of Mandatory Convertible Preferred Shares where any date for determining the number of Ordinary Shares issuable to a Holder occurs within the Averaging Period until the second Business Day after the last Trading Day of such Averaging Period. For the avoidance of doubt, no adjustment under this Section 13(a)(v) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth in the immediately succeeding sentence.

In the event that the Company or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).

(vi) If:

(A) the Record Date for a dividend or distribution on Ordinary Shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of Ordinary Shares issuable to the Holders had such Record Date occurred on or before the last Trading Day of such 20-Trading Day period, then the Company shall deem the Holders to be holders of record, for each Mandatory Convertible Preferred Share, of a number of Ordinary Shares equal to the Mandatory Conversion Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Ordinary Shares together with the number of Ordinary Shares issuable upon Mandatory Conversion of Mandatory Convertible Preferred Shares.

(vii) If the Company has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Shares into Ordinary Shares, the Holders shall receive, in addition to any Ordinary Shares received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Ordinary Shares, shares of its share capital, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 13(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii) The Company may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the Ordinary Shares or the Mandatory Convertible Preferred Shares is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Company determines that such increase would be in the best interest of the Company. The Company may also (but is not required to) increase each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Ordinary Shares resulting from any dividend or distribution of Ordinary Shares (or issuance of rights or warrants to acquire Ordinary Shares) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Company may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Conversion Rate.

(ix) The Company shall not adjust the Fixed Conversion Rates:

(A) upon the issuance of Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Ordinary Shares under any plan;

(B) upon the issuance of any Ordinary Shares or options, rights or warrants to purchase such Ordinary Shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Company or any of its Subsidiaries;

(C) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 13(a)(ix) and outstanding as of the Initial Issue Date;

(D) for a change in the par value of the Ordinary Shares;

(E) for sales of Ordinary Shares for cash, other than in a transaction described in Section 13(a)(ii) or Section 13(a)(iii);

(F) for share repurchases that are not tender or exchange offers referred to in Section 13(a)(v), including structured or derivative transactions or pursuant to a share repurchase program approved by the Board of Directors; or

(G) for accumulated dividends on the Mandatory Convertible Preferred Shares, except as described in Sections 7, 8 and 9.

(x) Adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of an Ordinary Share. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% to each of the Fixed Conversion Rates; provided that if an adjustment is not made because the adjustment does not change each of the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of Ordinary Shares issuable to a Holder upon any conversion of Mandatory Convertible Preferred Shares the Company will give effect to all adjustments that it has otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise provided above, the Company will be responsible for making all calculations called for under the Mandatory Convertible Preferred Shares. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Shares. The Company shall make these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding.

(xi) For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

(xii) Whenever any provision of this Statement of Rights requires the Company to calculate the VWAP per Ordinary Share over a span of multiple days, the Company shall make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Record Date, Ex-Date, Effective Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(b) Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Company shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates;

(ii) reasonably promptly after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) reasonably promptly after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

Section 14. Recapitalizations, Reclassifications and Changes of Ordinary Shares. In the event of:

(i) any consolidation or merger of the Company with or into another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;

(iii) any reclassification of Ordinary Shares into securities (other than a share split or share combination) including securities other than Ordinary Shares; or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each Mandatory Convertible Preferred Share outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Shares into Ordinary Shares immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one Ordinary Share is entitled to receive), and, at the effective time of such Reorganization Event, the Company may amend this Statement of Rights without the consent of the Holders to provide for such change in the convertibility of the Mandatory Convertible Preferred Shares.

If the transaction causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Exchange Property into which the Mandatory Convertible Preferred Shares shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares in such Reorganization Event.

The number of Units of Exchange Property the Company shall deliver upon conversion of each Mandatory Convertible Preferred Share or as a payment of dividends on the Mandatory Convertible Preferred Shares, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and/or Section 9 to Ordinary Shares, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date on which the holders of the Mandatory Convertible Preferred Shares become holders of record of the underlying Ordinary Shares). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Company (which determination will be final), except that if a Unit of Exchange Property includes common equity or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common equity or ADRs shall be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume weighted Average Prices for such common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Company (which determination will be final)); or, if such price is not available, the average market value per share of such common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

The above provisions of this Section 14 shall similarly apply to successive Reorganization Events, and the provisions of Section 13 shall apply to any shares of common equity or ADRs of the Company (or any successor thereto) received by the holders of Ordinary Shares in any such Reorganization Event.

The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

Section 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for Mandatory Convertible Preferred Shares shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Company and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Company removes Computershare Trust Company, N.A., the Company shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall give notice thereof to the Holders.

Section 16. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the Holder of any Mandatory Convertible Preferred Shares as the true and lawful owner thereof for all purposes.

Section 17. Notices. All notices or communications in respect of Mandatory Convertible Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Statement of Rights, in the Articles and by applicable law. Notwithstanding the foregoing, if the Mandatory Convertible Preferred Shares are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in Mandatory Convertible Preferred Shares.

Section 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any share capital, obligations, warrants or other securities of the Company of any class.

Section 19. Other Rights. The Mandatory Convertible Preferred Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable Jersey law.

Section 20. Book-Entry Form. (a) The Mandatory Convertible Preferred Shares shall be issued in the form of one or more permanent global Mandatory Convertible Preferred Shares in definitive, fully registered form eligible for book-entry settlement with the global legend as set forth on the form of Mandatory Convertible Preferred Share certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Statement of Rights. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 20(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 20(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Statement of Rights with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Statement of Rights or the Articles.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated Series A Mandatory Convertible Preferred Shares, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive share certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive share certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Two Officers shall sign each Global Preferred Share for the Company, in accordance with the Articles and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing Series A Mandatory Convertible Preferred Shares.

Section 21. Listing. The Company hereby covenants and agrees that, if its listing application for the Mandatory Convertible Preferred Shares is approved by NYSE, upon such listing, the Company shall use its commercially reasonable efforts to keep the Mandatory Convertible Preferred Shares listed on NYSE so long as the Ordinary Shares are listed on NYSE.

If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Shares represented thereby shall be listed on NYSE or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Shares represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Shares represented thereby, are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Shares represented thereby as may be required by law or applicable stock exchange regulations.

Section 22. Share Certificates. (a) Mandatory Convertible Preferred Shares may be represented by share certificates substantially in the form set forth as Exhibit A hereto.

(b) Share certificates representing the Mandatory Convertible Preferred Shares shall be signed by two Officers, in accordance with the Articles and applicable Jersey law, by manual or facsimile signature.

(c) A share certificate representing the Mandatory Convertible Preferred Shares shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each share certificate representing the Mandatory Convertible Preferred Shares shall be dated the date of its countersignature.

(d) If any Officer of the Company who has signed a share certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the share certificate, the share certificate shall be valid nonetheless.

Section 23. Replacement Certificates. If any Mandatory Convertible Preferred Share certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Share certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Share certificate lost, stolen or destroyed, a new

Mandatory Convertible Preferred Share certificate of like tenor and representing an equivalent Liquidation Preference of Mandatory Convertible Preferred Shares, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Share certificate and bond of indemnity, if requested, in each case, reasonably satisfactory to the Company and the Transfer Agent.

EXHIBIT A

[FORM OF FACE OF 5.50% SERIES A MANDATORY CONVERTIBLE PREFERRED SHARES

CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]

[Initial] Number of Mandatory

Convertible Preferred Shares [ ]

CUSIP [_________]

ISIN [_________]

APTIV PLC

5.50% Series A Mandatory Convertible Preferred Shares

(par value $0.01 per share)

(Liquidation Preference as specified below)

Aptiv PLC, a par value public limited company formed under the laws of Jersey (the “Company”), hereby certifies that [                     ] (the “Holder”), is the registered owner of [ ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Company’s designated 5.50% Series A Mandatory Convertible Preferred Shares, with a par value of $0.01 per share and a Liquidation Preference of $100.00 per share (the “Mandatory Convertible Preferred Shares”). The Mandatory Convertible Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of Mandatory Convertible Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Statement of Rights for the 5.50% Series A Mandatory Convertible Preferred Shares of Aptiv PLC dated June 12, 2020 as the same may be amended from time to time (the “Statement of Rights”). Capitalized terms used herein but not defined shall have the meaning given them in the Statement of Rights. The Company will provide a copy of the Statement of Rights to the Holder without charge upon written request to the Company at its principal place of business. In the case of any conflict between this Certificate and the Statement of Rights, the provisions of the Statement of Rights shall control and govern.

Reference is hereby made to the provisions of Mandatory Convertible Preferred Shares set forth on the reverse hereof and in the Statement of Rights, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Statement of Rights and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these Mandatory Convertible Preferred Shares shall not be entitled to any benefit under the Statement of Rights or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by two Officers of the Company this [ ] of [ ] [ ].

APTIV PLC

By:
Name: David Sherbin
Title: Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

By:
Name: Jane Wu
Title: Vice President, Corporate Development and Treasurer

COUNTERSIGNATURE

These are Mandatory Convertible Preferred Shares referred to in the within-mentioned Statement of Rights.

Dated: [     ], [     ]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR 5.50% SERIES A MANDATORY CONVERTIBLE

PREFERRED SHARES]

Cumulative dividends on each Mandatory Convertible Preferred Share shall be payable at the applicable rate provided in the Statement of Rights.

The Mandatory Convertible Preferred Shares shall be convertible in the manner and accordance with the terms set forth in the Statement of Rights.

The Company shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of shares of the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be executed by the Holder

in order to convert 5.50% Series A Mandatory Convertible Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 5.50% Series A Mandatory Convertible Preferred Shares (the “Mandatory Convertible Preferred Shares”), of Aptiv PLC (hereinafter called the “Company”), represented by share certificate No(s). [     ] (the “Mandatory Convertible Preferred Share Certificates”), into ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”) according to the conditions of the Statement of Rights of Mandatory Convertible Preferred Shares (the “Statement of Rights”), as of the date written below. Holders that submit Mandatory Convertible Preferred Shares during a Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right.

If Ordinary Shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Statement of Rights.

Date of Conversion:
Applicable Conversion Rate:
Mandatory Convertible Preferred Shares to be Converted:
Ordinary Shares to be Issued:*
Signature:
Name:
Address:**
Fax No.:

*

The Company is not required to issue Ordinary Shares until the original Mandatory Convertible Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion and Dividend Disbursing Agent.

**	Address where Ordinary Shares and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the 5.50% Series A Mandatory Convertible Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the 5.50% Series A Mandatory Convertible Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I

Aptiv PLC

Global Preferred Share 5.50% Series A Mandatory Convertible Preferred Shares

Certificate Number:

The number of Mandatory Convertible Preferred Shares initially represented by this Global Preferred Share shall be [     ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Mandatory Convertible Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

(I)	Attach Schedule I only to Global Preferred Shares.